Exhibit 10.1

CONSENT AND AMENDMENT NO. 1

This Consent and Amendment No. 1, dated as of October 3, 2016 (this “Amendment”) is among Oil States International, Inc., a Delaware corporation (the “Borrower”), each of the Guarantors, the Lenders party hereto and Wells Fargo Bank, N.A. (“Wells Fargo”), as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders.

INTRODUCTION

WHEREAS, the Borrower, the lenders party thereto (the “Lenders”) and the Administrative Agent are parties to the Credit Agreement dated as of May 28, 2014 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”);

WHEREAS, the Borrower and its Subsidiaries intend to engage in the Specified Reorganization Transactions (as defined below) and have requested that the Lenders consent to such transactions to the extent necessary under the Credit Agreement;

WHEREAS, the Borrower and its Subsidiaries have requested that the Lenders make certain other amendments to the Credit Agreement as specified herein; and

NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and warranties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.                Definitions.  Unless otherwise defined in this Amendment, terms used in this Amendment that are not defined herein and are defined in the Credit Agreement shall have the meanings assigned to such terms in the Credit Agreement.

Section 2.                Consent.

(a)   The undersigned Lenders constituting at least the Required Lenders (the “Consenting Lenders”) consent, to the extent necessary under the Credit Agreement, to the intercompany transactions between or among the Borrower and its Subsidiaries as described in the letter from the Borrower to the Administrative Agent, dated September 26, 2016, and the step plan draft dated September 27, 2016, a copy of which was delivered to the Administrative Agent on the morning of September 29, 2016 (collectively, the “Specified Reorganization Transactions”), but solely to the extent such intercompany transactions consist of (i) the formation of Subsidiaries that are not Guarantors by Subsidiaries so long as the Investment made to effect such formation is no greater than $1,000 per Subsidiary, (ii) the acquisition of or ownership of Equity Interests in Subsidiaries that are not Guarantors by Subsidiaries, (iii) the transfers of Equity Interests in Subsidiaries that are not Guarantors to other Subsidiaries that are not Guarantors and (iv) Investments in the form of Equity Interests contributed as described in the foregoing clause (ii) and (iii) above or in the form of an intercompany promissory note between or among Subsidiaries that are not Guarantors.

(b)   The Consenting Lenders agree that, notwithstanding the applicable time periods specified in the Security Documents or Section 5.09 of the Credit Agreement, any actions required to be taken by the Borrower or any Subsidiary with respect to Collateral or pursuant to the Security Documents or with respect to Collateral or the Guarantee Agreement under Section 5.09 of the Credit Agreement resulting from the Specified Reorganization Transactions shall be completed by the Borrower or such Subsidiary within 30 days (or such longer period as the Administrative Agent may agree in its sole discretion) after the date hereof.

Section 3.                Amendments.

(a)   Section 1.01 of the Credit Agreement shall be amended by adding the following new defined terms to appear in alphabetical order therein:

“Intercompany Restructuring Transactions” means the intercompany transactions described in that certain Consent and Amendment No. 1 dated October 3, 2016 which amends this Agreement and consented to therein but so long as such transactions are solely among or between the Subsidiaries of the Borrower.

(b)   Section 2.21(g) of the Credit Agreement shall be amended by deleting the first sentence of the proviso at the end thereof in its entirety and replacing it with the following text:

“provided, however, that the Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to, and shall promptly pay to, the Borrower, to the extent of any direct, as opposed to consequential (claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law), damages suffered by the Borrower that are caused by such Issuing Bank’s gross negligence or willful misconduct in determining whether drafts and other documents presented under a Letter of Credit strictly comply with the terms thereof.”

(c)   Section 6.01(c) of the Credit Agreement shall be amended by replacing the phrase “Sections 6.04(a), (f), (l) and (m)” with the phrase “Sections 6.04(a), (f), (k), (l) and (m)”.

(d)   Section 6.04(k) of the Credit Agreement shall be amended by deleting “[Reserved];” and replacing it with the following text: “to the extent constituting an Investment, the Intercompany Restructuring Transactions;”

(e)   Section 6.04 of the Credit Agreement shall be amended by deleting the proviso at the end thereof in its entirety and replacing it with the following text:

“provided, that, no Investment in or acquisition of any Foreign Subsidiary or FSHCO shall be made after the Effective Date if as of the date such Investment is made hereunder: (x) a Default under Section 7.01(b), (c), (g) or (h) or Event of Default exists or would immediately result therefrom, or (y) immediately after giving effect to each such Investment or acquisition, Liquidity is less than $100,000,000.”

Section 4.                Representations and Warranties.  The Borrower represents and warrants to the Administrative Agent and the Lenders that:

(a)   the representations and warranties set forth in Article III of the Credit Agreement and in each other Loan Document are true and correct in all material respects (provided that to the extent any representation and warranty is qualified as to “Material Adverse Effect” or otherwise as to “materiality”, such representation and warranty is true and correct in all respects) on and as of the date hereof with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date;

(b)   no Event of Default or Default has occurred and is continuing;

(c)   (i) the execution, delivery, and performance of this Amendment are within the corporate power and authority of the Borrower and each other Loan Party and have been duly authorized by appropriate proceedings, and (ii) this Amendment constitutes a legal, valid, and binding obligation of the Borrower and each other Loan Party, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity.

Section 5.                Effectiveness.  This Amendment and the consents in Section 2 hereof shall be made effective, and the Credit Agreement shall be amended as provided in this Amendment, upon the occurrence of the following conditions precedent:

(a)   the Administrative Agent shall have received duly and validly executed copies of this Amendment on behalf of the Borrower, the Guarantors, the Administrative Agent and Lenders constituting the Required Lenders;

(b)   the Administrative Agent shall have received all fees and other amounts due and payable on or prior to the date of this Amendment, including, to the extent invoiced two Business Days prior to the date hereof, reimbursement or payment of all out-of-pocket expenses (including, without limitation, the reasonable fees, charges and disbursements of counsel for the Administrative Agent) required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document;

(c)   a certificate of the Secretary or Assistant Secretary (or such other corporate officer satisfactory to the Administrative Agent) of the Borrower dated as of the date hereof and certifying (1) that attached thereto is a true and complete copy of the organizational documents of the Borrower as in effect on the date hereof and at all times since a date prior to the date of the resolutions described in clause (2) below, (2) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or persons performing similar functions) of the Borrower authorizing the Transactions to be entered into by the Borrower and the execution, delivery and performance of the Amendment and that such resolutions have not been modified, rescinded or amended and are in full force and effect and (3) as to the incumbency and specimen signature of the officer executing the Amendment; provided, that, with respect to any of the certifications required in the foregoing clauses (1), (2) or (3), a certification that such organizational documents, resolutions or incumbency and specimen signature have not changed since the delivery of the certificate required pursuant to Section 4.02(a)(v) of the Credit Agreement shall be sufficient to satisfy this condition.

Section 6.                Reaffirmation of Guaranty and Liens; Agreement.

(a)   Each of the Borrower and each of its Subsidiaries that is listed on the signature pages to this Amendment (each, a “Guarantor”) (i) is party to a Guarantee Agreement, guaranteeing payment of the Obligations, (ii) has reviewed the Amendment and related documents, and (iii) waives any defenses to the enforcement of its Guarantee Agreement that it may have, and agrees that according to its terms such Guarantee Agreement will continue in full force and effect to guaranty the Obligations under the Loan Documents, as the same may be amended, supplemented, or otherwise modified, and such other amounts in accordance with the terms of such Guarantee Agreement.

(b)   Each of the Borrower and each Guarantor (i) is party to certain Security Documents securing and supporting the Obligations, (ii) has reviewed the Amendment and related documents, (iii) waives any defenses that it may have to the enforcement of the Security Documents to which they are party, (iv) agrees that according to their terms the Security Documents to which it is party will continue in full force and effect to secure the Obligations under the Loan Documents, as the same may be amended, supplemented, or otherwise modified, and (v) acknowledges, represents, and warrants that the Liens and security interests created by the Security Documents are valid and subsisting and create a first priority perfected security interest subject to Liens expressly permitted by Section 6.02 of the Credit Agreement in the Collateral to secure the Obligations.

(c)   The delivery of this Amendment does not indicate or establish a requirement that any Guarantee Agreement or Security Document requires any Guarantor’s approval of amendments to the Credit Agreement, but has been furnished as a courtesy at the Administrative Agent’s request.

Section 7.                Effect on Credit Documents.

(a)   Except as amended herein, the Credit Agreement and the Loan Documents remain in full force and effect as originally executed and are ratified and confirmed, and nothing herein shall act as a waiver of any of the Administrative Agent’s or Lenders’ rights and remedies under the Loan Documents, as amended, including the waiver of any Default or Event of Default, however denominated.

(b)   This Amendment is a Loan Document for the purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Amendment may be a Default or Event of Default under other Loan Documents.

Section 8.                  Choice of Law. THIS AMENDMENT. SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 9.                  Miscellaneous.  This Amendment may be signed in any number of counterparts, each of which shall be an original. Delivery of an executed signature page to this Amendment by facsimile transmission or other electronic means shall be as effective as delivery of a manually signed counterpart of this Amendment. The captions in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof. In the event that any one or more of the provisions contained in this Amendment shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Amendment.

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BORROWER:	OIL STATES INTERNATIONAL, INC.

	By:	/s/ Lias J. Steen
Name: Lias J. Steen
Title: Executive Vice President, Human Resources & Legal

GUARANTORS:

ACUTE TECHNOLOGICAL SERVICES, INC.

CAPSTAR DRILLING, INC.

CAPSTAR HOLDING, L.L.C.

OIL STATES ENERGY SERVICES HOLDING, INC.

OIL STATES ENERGY SERVICES, L.L.C.

OIL STATES INDUSTRIES, INC.

OIL STATES MANAGEMENT, INC.

OIL STATES SKAGIT SMATCO, LLC

OSES INTERNATIONAL, LLC

TEMPRESS TECHNOLOGIES, INC.

	By:	/s/ Lias J. Steen
Name: Lias J. Steen
Title: Secretary

WELLS FARGO BANK, N.A., as a Lender and Administrative Agent

By:	/s/ Robert Corder
Name: Robert Corder
Title: Director

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Jay T. Sartain
Name: Jay T. Sartain
Title: Authorized Signatory

COMPASS BANK, as a Lender

By:	/s/ Michael Song
Name: Michael Song
Title: Senior Vice President

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Tyler Ellis
Name: Tyler Ellis
Title: Senior Vice President

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Thomas Okamoto
Name: Thomas Okamoto
Title: Authorized Officer

FIFTH THIRD BANK, as a Lender

By:	/s/ Neil G. Mesch
Name: Neil G. Mesch
Title: Senior Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender

By:	/s/ Anastasiya Haurylenia
Name: Anastasiya Haurylenia
Title: Vice President

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Matthew Brice
Name: Matthew Brice
Title: Vice President

REGIONS BANK, as a Lender

By:	/s/ Joey Powell
Name: Joey Powell
Title: Director

ZB, N.A. dba AMEGY BANK, as a Lender

By:	/s/ Michael Threadgill
Name: Michael Threadgill
Title: Assistant Vice President

BARCLAYS BANK PLC, as a lender

By:	/s/ Jonathan Wilson
Name: Jonathan Wilson
Title: Director

DNB CAPITAL LLC, as a Lender

By:	/s/ Rob Dupree
Name: Rob Dupree
Title: Senior Vice President

By:	/s/ Einar Gulstad
Name: Einar Gulstad
Title: Senior Vice President

Signature Page to Consent and Amendment No. 1
(Oil States International, Inc.)

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ Mikhail Faybusovich
Name: Mikhail Faybusovich
Title: Authorized Signatory

By:	/s/ Warren Van Heyst
Name: Warren Van Heyst
Title: Authorized Signatory

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:	/s/ David Kee
Name: David Kee
Title: Managing Director

WHITNEY BANK, as a Lender

By:	/s/ Eric Luttrell
Name: Eric Luttrell
Title: Senior Vice President

CADENCE BANK, N.A., as a Lender

By:	/s/ Tim Ashe
Name: Tim Ashe
Title: Banking Officer